United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2016

S&T Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code
Registrant’s telephone number, including area code (800) 325-2265
Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders
On May 16, 2016, S&T Bancorp, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 34,810,374 shares of the Company’s common stock were entitled to vote as of March 28, 2016, the record date for the Annual Meeting. There were 27,407,576 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting and the final voting results of each such proposal.
Proposal No. 1—Election of Directors
The shareholders elected 14 directors to serve a one-year term until the next annual meeting of shareholders and their respective successors are elected and qualified. The results of the vote were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Todd D. Brice	21,092,211	1,306,534	5,008,831
John J. Delaney	16,731,812	5,666,933	5,008,831
Michael J. Donnelly	16,725,008	5,673,737	5,008,831
William J. Gatti	21,173,144	1,225,601	5,008,831
James T. Gibson	21,009,647	1,389,098	5,008,831
Jeffrey D. Grube	21,811,602	587,143	5,008,831
Jerry D. Hostetter	21,179,375	1,219,370	5,008,831
Frank W. Jones	20,930,776	1,467,969	5,008,831
David L. Krieger	19,946,599	2,452,146	5,008,831
James C. Miller	21,043,843	1,354,902	5,008,831
Frank J. Palermo, Jr.	21,726,773	671,972	5,008,831
Christine J. Toretti	17,325,990	5,072,755	5,008,831
Charles G. Urtin	21,780,109	618,636	5,008,831
Steven J. Weingarten	21,794,170	604,575	5,008,831

Proposal No. 2—Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2016
The shareholders voted to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2016. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN
27,105,996	258,927	42,653

Proposal No. 3—Advisory Vote on S&T’s Executive Compensation
The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,307,909	874,526	216,310	5,008,831

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Mark Kochvar
Mark Kochvar
May 18, 2016	Senior Executive Vice President, Chief Financial Officer